Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the North American Government Bond Fund, Inc. and to the use of our report dated December 29, 2009 on the Fund’s financial statements and financial highlights.   Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

          /s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
August 23, 2010